UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, the management of Esterline Technologies Corporation (the “Company”), after consultation and discussions with Ernst & Young LLP, the Company’s independent registered public accounting firm, and the Audit Committee of the Company’s Board of Directors, concluded that the Company’s previously issued financial statements for the fiscal year ended September 29, 2017 included in the Company’s Annual Report on Form 10-K for such period cannot be relied upon and will be restated due to the identification of an accounting error in the Company’s Sensors and Systems segment.

In light of the ongoing work to correct the error and to assess the Company’s related internal controls, the Company expects that it will file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended September 29, 2017 and its Form 10-Q for the fiscal quarter ended December 29, 2017 by the end of March 2018. Consequently, the Form 10-Q will not be filed by the February 7, 2018 deadline established by the Securities and Exchange Commission for that filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 7, 2018	By:	/s/ STEPHEN NOLAN
	Name:	Stephen Nolan
	Title:	Executive Vice President & Chief Financial Officer